================================================================================







                           SHARE EXCHANGE AGREEMENT

                                    between

                              SIMTEK CORPORATION

                                      and

                                HUGH N. CHAPMAN

                                  May 9, 2000










================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I     ACQUISITION...................................................   1
              1.1  Acquisition of Stock.....................................   1
              1.2  Exchange.................................................   1
              1.3  The Closing..............................................   1

ARTICLE II    REPRESENTATIONS AND WARRANTIES OR THE  SHAREHOLDER............   1
              2.1  Binding Obligation; No Violation.........................   2
              2.2  Stock....................................................   2
              2.3  Brokers' and Finders' Fees...............................   2
              2.4  Organization and Standing................................   2
              2.5  Capitalization...........................................   2
              2.6  Subsidiaries.............................................   3
              2.7  No Conflicts.............................................   3
              2.8  Financial Statements.....................................   3
              2.9  Absence of Certain Changes...............................   3
              2.10 Liabilities..............................................   5
              2.11 Litigation...............................................   5
              2.12 Governmental Authorization...............................   5
              2.13 Contracts and Commitments................................   5
              2.14 Title to Property........................................   6
              2.15 Intellectual Property....................................   6
              2.16 Manufacture and Marketing Rights.........................   7
              2.17 Environmental Matters....................................   7
              2.18 Taxes....................................................   7
              2.19 Employee Benefit Plans...................................   9
              2.20 Employee Matters.........................................   9
              2.21 Interested Party Transactions............................   9
              2.22 Insurance................................................   9
              2.23 Compliance With Laws.....................................  10
              2.24 Minutes Books............................................  10
              2.25 Plan of Reorganization...................................  10
              2.26 Discharge................................................  11
              2.27 Public Filings...........................................  11
              2.28 Disclosure...............................................  11

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SIMTEK......................  11
              3.1  Organization.............................................  11
              3.2  Due Authorization........................................  12
              3.3  Duly Authorized, Fully Paid and Non-Assessable Stock.....  12
              3.4  Brokers' and Finders' Fees...............................  12
              3.5  No Conflicts.............................................  12


              3.6  Litigation and Administrative Proceedings................  13
              3.7  Registration and Listing.................................  13
              3.8  Section 16 and Section 13 Compliance.....................  13
              3.9  Simtek Filings...........................................  13
              3.10 Simtek Capitalization....................................  13

ARTICLE IV    DELIVERIES AT CLOSING.........................................  14
              4.1  Shareholder Deliveries...................................  14
              4.2  Simtek Deliveries........................................  14

ARTICLE V     ESCROW; REGISTRATION..........................................  14
              5.1  Survival of Representations and Warranties...............  14
              5.2  Indemnification and Escrow...............................  15
              5.3  Indemnification by Simtek................................  15
              5.4  Indemnification Procedures...............................  15
              5.5  Registration.............................................  16

ARTICLE VI    GENERAL PROVISIONS............................................  16
              6.1  Notices..................................................  16
              6.2  Interpretation...........................................  17
              6.3  Counterparts.............................................  17
              6.4  Entire Agreement; Nonassignability; Parties in Interest..  17
              6.5  Severability.............................................  17
              6.6  Remedies Cumulative; No Waiver...........................  18
              6.7  Governing Law............................................  18
              6.8  Further Assurances.......................................  18
              6.9  Amendment................................................  18

                                 INDEX OF DEFINED TERMS
                                 ----------------------

                                                                            Page
                                                                            ----

Annual Financial Statements.................................................   3


Bankruptcy Case.............................................................  10


Basket Amount...............................................................  15


black-out...................................................................  13


Closing.....................................................................   1


Closing Date................................................................   1


Code........................................................................   8


Company Authorizations......................................................   5


Confirmation Order..........................................................  10


Damages.....................................................................  15


Employee Plans..............................................................   9


Escrow Shares...............................................................  15


excess parachute payments...................................................   9


Exchange....................................................................   1

GAAP........................................................................   3


Governmental Entity.........................................................   2


ILSI........................................................................   1


ILSI........................................................................   1


ILSI Stock..................................................................   1


include.....................................................................  17


includes....................................................................  17

including...................................................................  17


indemnified party...........................................................  15


indemnifying party..........................................................  15


Interim Financial Statements................................................   3


knowledge...................................................................  17


Legal Expenses..............................................................  15


Lien........................................................................   2


Losses......................................................................  15
made available..............................................................  17


material....................................................................  17


Material Adverse Effect.....................................................  17


Material Agreements.........................................................   5


Offset......................................................................  15


Plan........................................................................  10


Registrable Securities......................................................  23


Registration Expenses.......................................................  24


Schedule of Exceptions......................................................   1


Securities Act..............................................................   2


Shareholder.................................................................   1


Shareholders................................................................   1


Simtek......................................................................   1


Simtek Schedule of Exceptions...............................................  11


Simtek Stock................................................................   1

Tax.........................................................................   8


Tax authority...............................................................   8


Tax Return..................................................................   9


Taxable.....................................................................   8


Taxes.......................................................................   8


Third Party Action..........................................................  15


without limitation..........................................................  17

                                 SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of May 9, 2000,
                                          ---------
is among SIMTEK CORPORATION, a Colorado corporation ("Simtek"), and HUGH N.
                                                      ------
CHAPMAN (the "Shareholder"), the sole Shareholder of INTEGRATED LOGIC SYSTEMS,
              -----------
INC., a Colorado corporation ("ILSI").
                               ----

                                   ARTICLE I

                                  ACQUISITION
                                  -----------

     1.1 Acquisition of Stock. Upon the terms and subject to the conditions of
         --------------------
this Agreement, the Shareholder will transfer to Simtek, and Simtek will acquire from the Shareholder all of the issued and outstanding shares of Common Stock, $.0001 par value per share, of ILSI (the "ILSI Stock").
                                          ----------

     1.2 Exchange. In exchange for the acquisition by Simtek of the ILSI Stock,
         --------
Simtek shall issue to the Shareholder (the "Exchange") in accordance with this
                                            --------
Agreement 3,000,000 shares of the Common Stock, $.01 par value per share of Simtek ("Simtek Stock").
         ------------

     1.3 The Closing. Subject to the terms and conditions of this Agreement, the
         -----------
closing of the Exchange (the "Closing") shall take place at the offices of Holme
                              -------
Roberts & Owen LLP, 90 South Cascade, Suite 1300, Colorado Springs, Colorado 80903 at 9:00 p.m., local time, on the date hereof (the "Closing Date.")
                                                         ------------

     1.4 Tax and Accounting Consequences.
         -------------------------------

         (1) It is intended by the parties hereto that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (2) It is intended by the parties hereto that the Exchange shall qualify for accounting treatment as a pooling of interests.

                                  ARTICLE II


                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                              OR THE  SHAREHOLDER
                              -------------------

     Except as set forth in the Schedule of Exceptions attached hereto as
Exhibit 2.0 (the "Schedule of Exceptions"), the Shareholder represents and
                  ----------------------
warrants to Simtek as set forth in this Article II. The Shareholder has used its best efforts, on the Schedule of Exceptions, to reference the appropriate section number, however the failure to reference such section number shall not be a breach of a representation or warranty if Simtek could reasonably ascertain the effect of the disclosure on the unreferenced but applicable sections.

     1.5  Binding Obligation; No Violation. The Shareholder has taken all
          --------------------------------
actions necessary to secure all approvals required in connection with the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes the valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms. The execution and delivery of this Agreement by Shareholder do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to the Shareholder or (b) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any mortgage, pledge, lien, encumbrance, charge, or other security interest (a "Lien") on any of the properties or assets of the Shareholder pursuant to, or
    ----
require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to the Shareholder or any of its properties or assets, except, in the case of this clause (b) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required in connection
                               -------------------
with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     1.6  Stock. The Shareholder has good and marketable title to the Stock free
          -----
and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities
                                         --------------
laws); Taxes (as defined in Section 2.18); any Lien; and any option, warrant, put, call, purchase right, equity, claim, demand, or other commitment or agreement of any nature. The Shareholder is not a party to any option, warrant, put, call, purchase right or other commitment or agreement that could require the Shareholder to sell, transfer or otherwise convey any Stock, other than pursuant to this Agreement.

     1.7  Brokers' and Finders' Fees. The Shareholder has not incurred, or will
          --------------------------
not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     1.8  Organization and Standing.  ILSI is a corporation duly organized and
          -------------------------
validly existing and in good standing under the laws of the State of Colorado, has the full corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 6.2) on ILSI. ILSI has delivered to Simtek a true and correct copy of it Articles of Incorporation and Bylaws, each as amended to date. ILSI is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     1.9   Capitalization. The authorized capital stock of ILSI consists of
           --------------
1,000,000 shares of Stock, of which there are issued and outstanding 1,000,000 shares of Stock. There are no other outstanding shares of capital stock or other securities of ILSI and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of ILSI, or otherwise obligating ILSI to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any Lien and are not subject to preemptive rights or rights of first refusal.

     1.10  Subsidiaries.  ILSI does not directly or indirectly own any equity or
           ------------
similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     1.11  No Conflicts. The execution and delivery of this Agreement do not,
           ------------
and the consummation of the transactions contemplated hereby will not, (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of ILSI, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to ILSI or the properties or assets of ILSI, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of ILSI pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to ILSI or any of its properties or assets.

     1.12  Financial Statements. ILSI has heretofore delivered to Simtek true
           --------------------
and complete copies of an unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows with separate disclosure of the balance sheet and income and retained earnings of ILSI as of and for the year ended June 30, 1999 (the "Annual Financial Statements"), ILSI also has
                               ---------------------------
heretofore delivered to Simtek true copies of the unaudited balance sheet of ILSI at March 31, 2000, and the related unaudited statements of income for the nine months then ended (the "Interim Financial Statements"). The Annual
                             ----------------------------
Financial Statements and the Interim Financial Statements are true and correct in all material respects and were prepared on a basis consistent throughout the periods indicated and consistent with each other. None of the financial statements are prepared in accordance with Generally Accepted Accounting Principles ("GAAP").
             ----

     1.13  Absence of Certain Changes.  Except as specifically permitted by this
           --------------------------
Agreement or as set forth in Schedule 2.9 hereto, since March 31, 2000, ILSI has conducted its business in the ordinary course consistent with past practice and there has not occurred:

           (1) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on ILSI;

           (2) any sale, lease or other transfer or disposition of any property or asset of ILSI, except for the sale of inventory in the ordinary course of business;

           (3) any change in accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by ILSI or any revaluation by ILSI of any of its assets, except as described in the notes to the Annual Financial Statements;

           (4) any declaration, setting aside, or payment of any dividend or other distribution to ILSI's shareholders or any direct or indirect redemption, retirement, purchase or other acquisition by ILSI of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

           (5) any entering into, amendment or termination of, or default under, by ILSI of any contract to which ILSI is a party or by which it is bound other than in the ordinary course of business and as provided to Simtek;

           (6) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of ILSI;

           (7) any commitment or transaction (including any capital expenditure, capital financing or sale of assets) by ILSI for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

           (8)  any Lien on any asset allowed to exist by ILSI;

           (9) any cancellation of any debt or waiver or release of any right or claim by ILSI;

           (10) any payment, discharge or satisfaction of any claim, liability or obligation by ILSI, other than as reflected or reserved against in the Annual Financial Statements or the Interim Financial Statements or in the ordinary course of business consistent with past practice;

           (11) any labor dispute, litigation or governmental investigation affecting the business or financial condition of ILSI;

           (12) any issuance or sale of capital stock or other securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of ILSI;

           (13) any indebtedness for borrowed money incurred, assumed or guaranteed by ILSI;

           (14) any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

          (15) any increase in any salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, director, employee or agent of ILSI or any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of ILSI or any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of ILSI, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practices of ILSI;

          (16) any grant of credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended or any other change in the policies or practices of ILSI with respect to the granting of credit;

          (17) any delay in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice; or

          (18) any agreement, whether in writing or otherwise, by ILSI to do any of the foregoing.

     1.14 Liabilities. Except as set forth in the Annual Financial Statements,
          -----------
the Interim Financial Statements or Schedule 2.10 hereto and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, ILSI has no liability or obligation of any nature, whether due or to become due, fixed or contingent.

     1.15 Litigation.  Except as set forth on Schedule 2.11 hereto, there is no
          ----------
private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of any Shareholder, threatened against ILSI or any of its assets and properties. There is no judgment, decree or order against ILSI or the Shareholder, that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on ILSI. There is no action, suit proceeding or investigation by ILSI currently pending or that ILSI currently intends.

     1.16 Governmental Authorization.  ILSI has obtained each federal, state,
          --------------------------
county, local and, to the best of Shareholder's knowledge, foreign governmental consent, license, permit, grant, or other authorization that are necessary for ILSI to own or lease, operate and use its assets and properties and to carry on its business as currently conducted (collectively, the "ILSI Authorizations"),
                                                        -------------------
ILSI has performed and fulfilled its obligations under ILSI Authorizations, and all ILSI Authorizations are in full force and effect, except where the failure to obtain or have any of such ILSI Authorizations could not reasonably be expected to have a Material Adverse Effect on ILSI.

     1.17 Schedule 2.13 hereto lists all material agreements to which ILSI is a party (the "Material Agreements") other than purchase orders in the ordinary
            -------------------
course consistent with past
practice. True and complete copies of the Material Agreements have been delivered to Simtek. ILSI has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in material breach or violation of, or in material default (with or without notice or lapse of time, or both) under such agreements. With respect to the Material Agreements, ILSI has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

     1.18  Title to Property. Except as set forth in Schedule 2.14 hereto, ILSI
           -----------------
has good and marketable title to all of its properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of ILSI that are used in the operations of its business are in good operating condition and repair, subject to ordinary wear and tear. All plants, property and equipment have been well maintained and conform (to the best of the Shareholder's knowledge as to leased real property) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others. There is no pending or, to the best of the knowledge of the Shareholder, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to the best of the knowledge of the Shareholder, threatened condemnation of any such building, machinery or equipment. The properties and assets of ILSI include all rights, properties, interests in properties and assets necessary to permit ILSI to conduct its business as currently conducted. Schedule 2.14 hereto identifies each parcel of real property owned or leased by ILSI.

     1.19  Intellectual Property.
           ---------------------

           (1) ILSI owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of ILSI as currently
  ---------------------
conducted, except to the extent that the failure to have such rights have not and could not reasonably be expected to have a Material Adverse Effect on ILSI.

           (2) Schedule 2.15 hereto lists the following Intellectual Property
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and registered and unregistered maskworks, which ILSI considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which ILSI is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which ILSI is a party and pursuant to which ILSI is authorized to use any third party intellectual property rights ("Third Party Intellectual
                                                      ------------------------
Property Rights"), in each case which are incorporated in, are, or form a part
---------------
of any product or service of

ILSI or used in producing or providing any product or service of ILSI, (iv) all employment agreements with entities involved in the creation of the Intellectual Property; (v) all consulting agreements with entities involved in the creation of Intellectual Property; and (vi) all software and hardware tools used in the manufacture of metal mask programmable gate arrays by ILSI. Complete and accurate copies of all of the documents identified in Schedule 2.15 (i)-(v) have been provided to Simtek.

           (3) To the knowledge of the Shareholder, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of ILSI, any trade secret material disclosed to ILSI, or any third party intellectual property right, by any third party, including any employee or former employee of ILSI. ILSI has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than (i) as set forth in the Agreements referenced in Section 2.13; or (ii) as disclosed in the Schedule 2.15 (c) hereto.

           (4) ILSI is not, and will not as a result of the execution and delivery of this Agreement or the performance of ILSI's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or third party intellectual property rights, the breach of which could have a Material Adverse Effect on ILSI.

           (5) To the knowledge of Shareholder, all patents, registered trademarks, registered service marks, and copyrights held by ILSI are valid and enforceable. ILSI has ILSI (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright or violation of any trade secret or other proprietary right of any third party or received any notice, written or otherwise, of any alleged infringement of any such third party right or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Shareholder, the design, manufacture, marketing, licensing, offer to sell or sale of the products and services of ILSI do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right, domestic or foreign, of any third party.

           (6) ILSI has secured valid written assignments from all consultants and employees, including from Shareholder, who contributed to the creation or development of Intellectual Property, and the rights to such contributions, that ILSI does not already own by operation of law.

           (7) ILSI has taken reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents ("Confidential Information"). All use, disclosure or
                       ------------------------
appropriation of confidential information owned by ILSI by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of confidential information not owned by ILSI has been pursuant to the terms of a written agreement with the owner of such confidential information, or is otherwise lawful.

     1.20 Manufacture and Marketing Rights. Except as set forth in Schedule 2.16
          --------------------------------
hereto, ILSI has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects ILSI's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     1.21 Environmental Matters. ILSI is not, in any manner that would have a
          ---------------------
Material Adverse Effect on ILSI (a) in violation of any applicable statute, law or regulation relating to the environmental or occupational health and safety or
(b) that would require material expenditures in order to comply with any such existing statute, law or regulation.

     1.22 Taxes. ILSI, and any consolidated, combined, unitary or aggregate
          -----
group for Tax (as defined in this Section 2.18) purposes of which ILSI is or has been a member have timely filed, or received applicable extensions to file, all Tax Returns (as defined in this Section 2.18) required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and has provided adequate accruals in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. ILSI has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. ILSI does not have any liability under Treasury Regulation (S) 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in Schedule 2.18 hereto, (a) no material claim for Taxes has become a Lien against the property of ILSI or is being asserted against ILSI other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of ILSI is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of the Shareholder, threatening to assert against ILSI any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of ILSI, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by ILSI and is currently in effect, and (e) ILSI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Sections 162(m) or 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (f) no action has
                                                    ----
been taken that would have the effect of deferring any liability for Taxes for ILSI from any period prior to the Effective Date to any period after the Effective Date, (g) ILSI has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code, (h) ILSI is not (nor has it ever been) a party to any Tax sharing agreement, (i) no consent under Section 341(f) of the Code has been filed with respect to ILSI, (j) ILSI has not disposed of any property that has been accounted for under the installment method, (k) ILSI is not a party to any interest rate swap, currency swap or similar transaction, (l) ILSI is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (m) ILSI is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes, and
(n) ILSI has not made any of the foregoing elections and is not required to apply
any of the foregoing rules under any comparable state or local income tax provisions. ILSI will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Closing Date attributable to adjustments made prior to the Closing Date pursuant to
Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. As used herein, "Tax" (and, with correlative meaning, "Taxes"
                                   ---                                   -----
and "Taxable") means (i) any net income, alternative or add-on minimum tax,
     -------
gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or
    -------------
foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report
                          ----------
or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

     1.23 Employee Benefit Plans. Schedule 2.19 of the attached Schedule lists
          ----------------------
all employee benefit plans (as such term is defined in ERISA section 3(3)) and any other retirement, pension, stock option, stock purchase, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, cafeteria, dependent care, and other employee benefit plans, programs, or arrangements established, maintained, or contributed to at any time by ILSI or by any member of a controlled group (within the meaning of Code section 414) of which ILSI is or was a member (the Employee Plans"). ILSI has delivered to Simtek a copy of each Employee Plan
---------------
(including a detailed written description of any Employee Plan that is unwritten), all amendments, trust agreements, insurance policies or contracts, summary plan descriptions, and any other documents related to each Employee Plan. With respect to each Employee Plan, ILSI has complied with all applicable laws, statutes and regulations, and with the terms of each Employee Plan. There has been no amendment to, written interpretation or announcement (written or unwritten) by ILSI relating to, or change in participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such Employee Plan above the level of expense incurred with respect to that Employee Plan for the most recent fiscal year included in the Annual Financial Statements. Neither ILSI nor any member of a controlled group (within the meaning of Code section 414) of which ILSI is or was a member has ever maintained, contributed to, or been obligated to contribute to any plan, including a multiemployer plan, that is subject to Title IV of ERISA or the minimum funding requirements of Code section 412. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any "excess parachute payments" within the meaning of Code
                        -------------------------
section 280G.

     1.24 Employee Matters. Schedule 2.20 hereto lists all employees of ILSI and
          ----------------
the remuneration and benefits to which such employees are entitled. There are no pending claims against ILSI under any workers compensation plan or policy or for long term disability. ILSI does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. Each employee and officer of ILSI has executed an Employment, Confidential Information and Invention Assignment Agreement, substantially in the form presented to Simtek in the due diligence materials delivered to Simtek's counsel.

     1.25 Interested Party Transactions.  Except as disclosed in Schedule 2.21
          -----------------------------
hereto, ILSI is not indebted to any shareholder, director, officer, employee or agent of ILSI (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

     1.26 Insurance. ILSI has policies of insurance and bonds of the type and in
          ---------
amounts customarily carried by persons conducting businesses or owning assets similar to those of ILSI. Schedule 2.22 hereto sets forth a true and complete listing of all such policies. There is no material claim pending under any of such policies or bond as to which ILSI has received a denial, or, to the knowledge of the Shareholder, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and ILSI is otherwise in compliance in all material respects with the terms of such policies and bonds. The Shareholder has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     1.27 Compliance With Laws. ILSI has complied with, is not in violation of,
          --------------------
and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on ILSI.

     1.28 Minutes Books. The minute books of ILSI made available to Simtek
          -------------
contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of ILSI, and reflect all transactions referred to in such minutes accurately in all material respects.

     1.29 Plan of Reorganization. ILSI filed a Chapter 11 bankruptcy proceeding
          ----------------------
with the United States Bankruptcy Court for the District of Colorado, Case No. 94-19251 MSK (the "Bankruptcy Case"). On or about January 31, 1995, ILSI filed
                   ---------------
its Chapter 11 Plan of Reorganization (the "Plan"). ILSI has furnished Simtek
                                            ----
with a true and complete copy of the Plan. The Plan was not subsequently amended, modified or withdrawn. The Bankruptcy Court confirmed the Plan by order entered on or about August 15, 1995 in the Bankruptcy Case (the "Confirmation
                                                                 ------------
Order"). The Confirmation Order became a final, nonappealable order. The
-----
Bankruptcy Case was closed by Final Decree, entered on or about February 7, 1996, by the Bankruptcy Court in the Bankruptcy Case. At all times prior to the entry of the Final Decree, the Bankruptcy Case remained a Chapter 11 proceeding, and was not converted to a proceeding under any other chapter of Title 11, United States Code, including without limitation, a Chapter 7 proceeding. Subsequent to the entry of the Final Decree, the Bankruptcy Case has not been reopened nor has ILSI participated in any further proceedings before any Bankruptcy Court.

     1.30 Discharge. ILSI has fully and timely complied with the terms of the
          ---------
Plan, including without limitation, the following payment obligations owed under the Plan to the following classes of claimants:

--------------------------------------------------------------------------------
Class 2               El Paso County Treasurer      $888.02, plus interest
--------------------------------------------------------------------------------
Class 3               MacKenzie Hovey &             4 payments, totaling $20,000
                      Associates, Trustee
--------------------------------------------------------------------------------
Class 5               Louis Pearlman                8 payments, totaling
                                                    $20,854.40
--------------------------------------------------------------------------------
Class 6               Numerous unsecured            payments over four years,
                      creditors                     totaling a minimum of
                                                    $40,000, paid no later than
                                                    August 1999
--------------------------------------------------------------------------------

In accordance with the terms of its Plan, ILSI has discharged any remaining indebtedness owed on account of such claims as well as any other claims (as defined in the Bankruptcy Code) in existence at the time of the filing of its Bankruptcy Case. Liens retained under the Plan on ILSI's accounts receivables and other personal property until full payment of the amounts set forth herein
to Classes 3 and 5 have subsequently been released.   ILSI has received no
notice, oral or written, from any creditors of ILSI of any claims with respect or relating to the Bankruptcy Case or the Plan.

     1.31 Public Filings. Shareholder has received and reviewed copies of
          --------------
Simtek's annual report on Form 10-KSB for the year ended December 31, 1999.

     1.32 Disclosure.  None of the representations or warranties made by the
          ----------
Shareholder herein or in the attached Schedule or in any other agreement, written statements or in any certificate furnished by the Shareholder pursuant to or in connection with this Agreement, when all such documents are read together in their entirety, contain or will contain at the Closing Date any untrue statement of a material fact, or omit or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     1.33 Shareholder Investigation. As of the Closing Date, Shareholder has no
          -------------------------
knowledge of any fact or circumstance that would result in a claim of indemnification against Simtek under Article III.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SIMTEK
                   ----------------------------------------

     Except as set forth in the Simtek schedule of Exceptions attached as
Exhibit 3.0 (the "Simtek Schedule of Exceptions"), Simtek represents and
                  -----------------------------
warrants to the Shareholder as follows:

     1.34 Organization. Simtek is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Colorado.

     1.35 Due Authorization. Simtek has the full corporate power and authority
          -----------------
to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Simtek and constitutes the valid and binding obligation of Simtek enforceable against Simtek in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Simtek or
(b) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Simtek pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Simtek or any of its properties or assets, except, in the case of this clause
(b) only, where such conflict, violation, default, termination, cancellation or acceleration would not and could not reasonably be expected to prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Simtek in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     1.36 Duly Authorized, Fully Paid and Non-Assessable Stock. The issuance of
          ----------------------------------------------------
the Simtek Stock has been duly authorized, and upon issuance to Shareholder pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and are and will be free and clear of any lien or encumbrances except as set forth in this Agreement and are not and will not be subject to preemptive rights or rights of first refusal.

     1.37 Brokers' and Finders' Fees. Simtek has not incurred, and will not
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     1.38 No Conflicts. The execution, delivery and performance of this
          ------------
Agreement and the agreements to be executed and delivered at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of each of Simtek's Articles of Incorporation or Bylaws, (b) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a default or violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any encumbrances upon any of the assets of Simtek pursuant to, any material contract, mortgage, lien, lease, agreement or instrument to which Simtek is a party or by which Simtek is bound,
(c) violate or conflict with any legal requirement applicable to Simtek including but not limited to the legal requirements of the National Association of Securities Dealers, or any of its properties or assets or any other material restriction of any kind or character to which it is subject, or (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority except as will not singly or in the aggregate have a material adverse effect on Simtek's operations.

     1.39 Litigation and Administrative Proceedings.  There is no litigation,
          -----------------------------------------
proceeding or investigation pending or, to the best knowledge of Simtek, threatened against Simtek in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

     1.40 Registration and Listing.  Upon the effectiveness of the registration
          ------------------------
statement described in the attached Exhibit 5.3, the expiration of any applicable securities law restrictions with respect to pooling of interest accounting and during the period such registration statement is effective, the Registrable Securities (as defined in the attached Exhibit 5.3), except for shares held in escrow, will be freely tradeable on the Over-The-Counter market and no filing or registration with the National Association of Securities Dealers is required by Simtek with respect thereto.

     1.41 Section 16 and Section 13 Compliance.  Simtek has determined that
          ------------------------------------
Shareholder is not now, and shall not be without his consent, an officer or director for the purposes of Section 16 of the Securities Exchange Act of 1934. Accordingly, as long as Shareholder does not own more than 10% of any class of registered equity security of Simtek, Shareholder will not be filing Forms 3, 4 or 5 under Section 16 and Simtek shall not report Shareholder as required to make such filings unless there is a mutually agreed change in Shareholders functions at Simtek. Shareholder shall be solely responsible for any and all filings required by him under Section 13 of the Exchange Act. Simtek has provided to Shareholder a copy of its trading policies, if any, including any "black-out" periods and shall keep Shareholder immediately informed of any such
----------
periods during the time that he is an employee of Simtek.

     1.42 Simtek Filings. Simtek is current, and since January 1, 1999 has
          --------------
timely made, all filings required by the Securities and Exchange Commission. Simtek has provided true and correct copies of its Certificate of Incorporation and Bylaws, and all amendments thereto to counsel to Shareholder.

     1.43 Simtek Capitalization. The Form 10-K filed by Simtek for the year
          ---------------------
ended December 31, 1999, as supplemented by Section 3.10 of the Simtek Schedule of Exceptions, contains a true and correct statement of the authorized, issued and outstanding equity ownership of Simtek as of the date hereof. Other than as set forth therein, there are no other outstanding shares of capital stock or other securities of Simtek and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Simtek, or otherwise obligating Simtek to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities.

     1.44 Simtek Investigation. As of the Closing Date, Simtek has no knowledge
          --------------------
of any fact or circumstance that would result in a claim of indemnification against the Shareholder under Article II.

                                 ARTICLE IV

                             DELIVERIES AT CLOSING
                             ---------------------

     1.45 Shareholder Deliveries. At the Closing, the Shareholder shall deliver
          ----------------------
to Simtek:

          (1) the certificates representing shares of Stock in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank;

          (2) a legal opinion from Sparks Willson Borges Brandt & Johnson, PC, legal counsel to the Shareholder, substantially in form attached as Exhibit 4.1(b);

          (3) evidence, satisfactory to Simtek, of all consents or approvals of those persons whose consent or approval is required in connection with the transactions contemplated hereby under any material contract of ILSI or otherwise;

          (4) letters of resignation, effective as of the Closing Date, executed and tendered by each of the then incumbent directors and officers of ILSI; and

          (5) an employment agreement, duly executed by Shareholder, substantially in the form of the attached Exhibit 4.1(e).

     1.46 Simtek Deliveries.  At the Closing, Simtek shall deliver to the
          -----------------
Shareholder:

          (1) stock certificates representing the Simtek Stock, duly issued to Shareholder; and

          (2) a legal opinion from Holme Roberts & Owen, counsel to Simtek, substantially in the form attached as Exhibit 4.2(b); and

          (3) an employment agreement, duly executed by Simtek, substantially in the form of the attached Exhibit 4.1(e).

                                 ARTICLE V

                             ESCROW; REGISTRATION
                             --------------------

     1.47 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties in Article II of the Shareholder shall survive the Closing and continue in full force and effect for one year after the date hereof, except for the representation and warranty of Section 2.2 which shall survive indefinitely but not beyond all applicable statutes of limitations. The representations and warranties of Simtek survive the Closing for a period of one year after the date hereof, except for the representation and warranty of Section 3.3 which shall survive indefinitely but not beyond all applicable statutes of limitations.

     1.48 Indemnification and Escrow. Subject to the limitations set forth in
          --------------------------
this Section 5.2, the Shareholder covenants and agrees that it shall indemnify, defend, protect and hold harmless Simtek, at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 5.1), against all losses, claims, damages,
                            -----------
actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable
           ------
attorneys' fees and expenses of investigation ("Legal Expenses")) incurred or
                                                --------------
suffered by Simtek or ILSI or both based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of the Shareholder in this Agreement, in the event such Losses exceed, in the aggregate, $25,000 (the "Basket Amount"). On the Closing Date, the Shareholder shall deliver to Simtek
 --------------
certificates representing 300,000 shares (the "Escrow Shares") of Simtek Stock
                                               -------------
issued to Shareholder in negotiable form, duly endorsed in blank, and with separate notarized stock transfer powers attached thereto and signed in blank, which Escrow Shares shall serve to offset any indemnification obligation of
Shareholder hereunder.   Simtek shall hold the Escrow Shares in escrow for one
year following the date hereof. Except for fraud or a breach of Section 3.3, the liability of Shareholder for the breach of any representation or warranty
set forth in Article II hereof shall be limited to the Escrow Shares.   In the
event Simtek receives notice of the commencement of any action, suit or proceeding by any person in respect of which Simtek will seek indemnification hereunder, Simtek shall notify Shareholder thereof in writing in accordance with
Section 5.4 below and the parties shall have the right to defend such action, suit or proceeding in accordance with Section 5.4. At the conclusion of the date one year following the date hereof, the parties shall in good faith attempt to agree on whether Shareholder has an obligation to indemnify, defend, protect or hold harmless Simtek pursuant to this Section 5.2 and the dollar amount of Losses incurred or suffered by Simtek or ILSI or both. If the parties cannot so agree, a single arbitrator (the "Arbitrator"), selected jointly by the parties,
                                 ----------
shall determine, through arbitration in Colorado Springs, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, (i) whether Shareholder has an obligation to indemnify, defend, protect or hold harmless Simtek pursuant to this Section 5.2, and (ii) the dollar amount of Losses incurred or suffered by Simtek or ILSI or both arising from or relating to Shareholder's breach of its representations or warranties hereunder. Simtek shall be entitled to transfer or cancel (the "Offset"), as
                                                                 ------
set forth below, such portion of the Escrow Shares that the parties agree or the Arbitrator determines, as applicable, equal the Losses suffered or incurred by Simtek or ILSI or both. The last reported trading price of Simtek common stock on the date the respective loss, claim, damage, action, suit, proceeding, demand, assessment, adjustment, cost or expense pursuant to which Shareholder is obligated to indemnify Simtek hereunder is first filed, initiated or suffered, as applicable, by or against Simtek or ILSI or both, shall represent the per share price of the Escrow Shares. Simtek shall exercise the Offset, by (a) transferring legal title to the Escrow Shares, or any portion thereof, to Simtek (which shares shall then be held as treasury stock), (b) canceling all, or a portion of, the Escrow Shares, (c) transferring the Escrow Shares, or any portion thereof, to a third party, or (d) taking any combination of the actions set forth in Section 5.2(a) through (d). Absent fraud by Shareholder, Simtek's Offset shall be Simtek's sole recourse against Shareholder for any breach by Shareholder of Shareholder's representations or warranties in this Agreement.

     1.49 Indemnification by Simtek.  Simtek covenants and agrees that it will
          -------------------------
indemnify, defend, protect and hold harmless Shareholder at all times from and after the date of this Agreement (subject to any limitation on the survival of representations ans warranties in this Agreement) against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Simtek contained in Article III of this Agreement.

     1.50 Indemnification Procedures. Promptly after receipt by any person
          --------------------------
entitled to indemnification (an "indemnified party") of notice of the
                                 -----------------
commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the
              ------------------
person that is obligated to provide such indemnification (the "indemnifying
                                                               -------------
party") thereof in writing, but any failure to so notify the indemnifying party
-----
shall not relieve it from any liability that it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party.

     1.51 Registration.  Simtek shall use its best efforts to register under the
          ------------
Securities Act on a Form SB-2 the resale by Shareholder of 1,500,000 shares of Simtek Stock issued to Shareholder within 90 days following the date hereof on the terms and conditions of the attached Exhibit 5.3.

                                 ARTICLE VI

                              GENERAL PROVISIONS
                              ------------------

     1.52 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

          (1)  if to Simtek, to:

               Simtek Corporation
               1465 Kelly Johnson Blvd., Suite 301
               Colorado Springs, CO 80920
               Attention:  Douglas Mitchell
               Facsimile No.:  (719) 531-9481

               with a copy to:

               Holme Roberts & Owen LLP
               1700 Lincoln, Suite 4100
               Denver, Colorado 80203
               Attention:  Garth B. Jensen, Esq.
               Facsimile No.:  (303) 866-0200

          (2)  if to the Shareholder, to:

               Hugh N. Chapman
               4785 Rustler Ct.
               Colorado Springs, CO 80918
               with a copy to:

               Sparks Willson Borges Brandt & Johnson, PC
               128 South Tejon, Suite 304
               Colorado Springs, Colorado 80903
               Attention: Ben Sparks, Esq.
               Facsimile No.:  (719) 633-8477

     1.53 Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include,"
                                                                    -------
"includes" and "including" when used herein shall be deemed in each case to be
---------       ---------
followed by the words "without limitation." The phrase "made available" in this
                                                        --------------
Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any
                                              --------
entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities
      -----------------------
means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's
                                               ---------
actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     1.54 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     1.55 Entire Agreement; Nonassignability; Parties in Interest. This
          -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the attached Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     1.56 Severability. In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     1.57 Remedies Cumulative; No Waiver. Except as otherwise provided herein,
          -------------------
any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     1.58 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

     1.59 Further Assurances.  In case at any time after the Closing any further
          ------------------
action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Simtek and ILSI and the Shareholder shall take all such necessary action.

     1.60 Amendment. The parties hereto may cause this Agreement to be amended
          ---------
at any time by execution of an instrument in writing signed by Simtek and the Shareholder.

     IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                              Simtek:
                              ------

                              SIMTEK CORPORATION, a Colorado corporation



                              By:_______________________________
                              Name:  Douglas Mitchell
                              Title:  President


                              Shareholder:
                              -----------

                              HUGH N. CHAPMAN

                              __________________________________
                                    Hugh N. Chapman

                                 Exhibit 4.1(b)
                                 --------------

        Form of Sparks Willson Borges Brandt & Johnson, PC Legal Opinion
        ----------------------------------------------------------------

                                 Exhibit 4.1(e)
                                 --------------

                          Form of Employment Agreement
                          ----------------------------

                                 Exhibit 4.2(b)
                                 --------------

                 Form of Holme Roberts & Owen LLP Legal Opinion
                 ----------------------------------------------

                                  Exhibit 5.3
                                  -----------

                          Registration Rights Schedule
                          ----------------------------
                         (to Stock Purchase Agreement)